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                                   EXHIBIT 99

                            [LOGO] MEDIA INFORMATION
         MERCHANTS GROUP, INC. 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101


                       ** MERCHANTS GROUP, INC. ANNOUNCES
                             REGULATORY APPROVAL OF
                      MANAGEMENT AND POOLING AGREEMENTS **

         BUFFALO, N.Y., MAY 12, 2003 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced that both the New Hampshire and New York Insurance Departments have approved the previously announced (March 7, 2003) Services Agreement and Reinsurance Pooling Agreement with Merchants Mutual Insurance Company (Mutual).

         As previously reported, the Services Agreement calls for Mutual to continue to provide administrative and management services to the Company and its insurance operating subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH). These services had been previously provided to MNH by Mutual under a management agreement, which has been superceded by the Services Agreement. In addition the Reinsurance Pooling Agreement, which was also previously reported, calls for the pooling of the insurance business traditionally written by MNH and Mutual, in order to achieve common underwriting results. The Services and the Reinsurance Pooling Agreements are effective January 1, 2003.

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MERCHANTS GROUP, INC. THROUGH ITS WHOLLY OWNED SUBSIDIARY, MERCHANTS INSURANCE
COMPANY OF NEW HAMPSHIRE, INC., PROVIDES PROPERTY AND CASUALTY INSURANCE SERVICES TO BUSINESSES AND INDIVIDUALS THROUGHOUT THE NORTHEASTERN AND MID-ATLANTIC UNITED STATES.
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